EXHIBIT 10.2
NATIONAL OILWELL VARCO, INC.
LONG-TERM INCENTIVE PLAN
Performance-Based Restricted Stock (36 Months) Agreement

Grantee:

Date of Grant:

Number of Restricted Shares Granted:

     1. Notice of Grant. National Oilwell Varco, Inc. (the “Company”) is pleased to notify you that you have been granted the above number of restricted shares of Common Stock (“Restricted Stock”) of the Company pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Agreement.
     2. Vesting of Restricted Stock .
     (a) Subject to the further provisions of this Agreement, the shares of Restricted Stock shall become vested in full on March 26, 2010 IF the Performance Criteria (as defined below) are satisfied during the Performance Period (as defined below). The Performance Criteria have been established by the Compensation Committee of the Company’s Board of Directors (the “Committee”), which shall determine and certify whether such criteria have been satisfied.
     (b) Distributions on a share of Restricted Stock (including dividends) shall be held by the Company without interest until the Restricted Stock with respect to which the distribution was made becomes vested or is forfeited and then paid to you or forfeited, as the case may be. The dividends will be paid to you promptly after the date your shares of Restricted Stock become vested.
     (c) The “Performance Criteria” shall be satisfied if the Company Operating Income Growth exceeds the Peer Group Operating Income Growth.
     (d) “Operating Income Growth” shall mean the simple average of a company’s operating income growth, in each case measured on a percentage basis, over the following three periods: (i) from the year ended December 31, 2006 to the year ended December 31, 2007; (ii) from the year ended December 31, 2007 to the year ended December 31, 2008; and (iii) from the year ended December 31, 2008 to the year ended December 31, 2009.
     (e) “Company Operating Income Growth” shall be the Operating Income Growth of the Company.
     (f) “Peer Group Operating Income Growth” shall be the median Operating Income Growth of the Peer Group members.
     (g) “Performance Period” shall mean from January 1, 2007 to December 31, 2009.

     (h) “Peer Group” shall be comprised of the following companies: Baker Hughes, Inc., BJ Services Co., Cameron International Corporation, FMC Technologies, Inc., Grant Prideco Inc., Hydril Co., Smith International, Inc. and Weatherford International Ltd. Any member of the Peer Group that undergoes a “change of control event” prior to the end of the Performance Period shall be removed from the Peer Group with respect to any year not yet completed prior to such change of control event. A “change of control event” shall mean: (i) when a company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the company representing more than 30% of the total votes eligible to be cast at any election of directors of the company.
     (i) Operating income for the Company and each of the members of the Peer Group to be used to calculate Company Operating Income Growth and Peer Group Operating Income Growth shall exclude all one-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the Peer Group that are reported in a publicly disseminated press release or public filing.
     (j) For purposes of determining whether the shares of Restricted Stock shall become vested, the Performance Criteria shall be deemed satisfied when the Company Operating Income Growth exceeds the Peer Group Operating Income Growth, and the Committee certifies in writing that such Performance Criteria has been satisfied. Notwithstanding the foregoing, in the event of a Change of Control (as defined below) the Performance Criteria shall be deemed satisfied and the Committee shall certify that such Performance Criteria has been satisfied.
     (k) Notwithstanding anything in this Agreement to the contrary, the shares of Restricted Stock shall become fully vested upon your Involuntary Termination. As used in this paragraph, “Involuntary Termination” means your termination from employment with the Company on or within twelve months following a Change of Control that is either (i) initiated by the Company for reasons other than (a) your gross negligence or willful misconduct in the performance of your duties with the Company or (b) your final conviction of a felony or a misdemeanor involving moral turpitude, or (ii) initiated by you after (a) a reduction by the Company of your authority, duties or responsibilities immediately prior to the Change of Control (excluding for this purpose (A) an insubstantial reduction of such authorities, duties or responsibilities or an insubstantial reduction of your offices, titles and reporting requirements, or (B) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you), (b) a reduction of your base salary or total compensation as in effect immediately prior to the Change of Control (total compensation means for this purpose: base salary, participation in an annual bonus plan, and participation in a long-term incentive plan), or (c) your transfer, without your express written consent, to a location which is outside the general metropolitan area in which your principal place of business immediately prior to the Change of Control may be located or the Company’s requiring you to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control. The term “Change of Control” shall mean: (i) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii)

any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company. For purposes of this Agreement, “employment with the Company” shall include being an employee or a director of, or a consultant to, the Company or any of its subsidiaries (a “Subsidiary”).
     (l) The provisions of any written employment or severance agreement between you and the Company concerning the vesting of Restricted Stock are incorporated hereby and made a part of this Agreement. In the event of any conflict between the provisions of any such agreement and this Agreement or the Plan, the terms and provisions of this Agreement and the Plan shall control.
     (m) All shares of Restricted Stock that are not vested on or before your termination of employment for any reason other than as provided in subparagraph (k) above shall, upon your termination, be automatically cancelled and forfeited without payment.
     3. Custody of Restricted Stock; Ownership Rights. Upon vesting and satisfying all applicable tax withholding obligations, the Company shall cause a certificate or certificates to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which you are a party) in your name evidencing the shares of Restricted Stock that have vested. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Stock is not transferable and shall be held in trust by the Secretary of the Company or such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Stock occurs or the vesting of the shares pursuant to the terms of the Plan and this Agreement. In the Company’s sole discretion, the Restricted Stock may be evidenced by an electronic book entry account in your name created by the Company’s stock transfer agent. No physical certificates evidencing the Restricted Stock will be issued to you until the satisfaction of all vesting conditions set forth herein and the satisfaction of all applicable tax withholding obligations. You shall, if required by the Committee, deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock. Subject to the restrictions set forth herein, you are entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends that may be paid on Restricted Stock, whether or not vested.
     4. Nontransferability of Restricted Stock. You may not sell, transfer, pledge, exchange, hypothecate or dispose of shares of Restricted Stock in any manner otherwise than by will or by the laws of descent or distribution. A breach of these terms of this Agreement shall cause a forfeiture of the shares of Restricted Stock.
     5. Entire Agreement; Governing Law. These shares of Restricted Stock are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Texas.
     6. Withholding of Tax. To the extent that the grant or vesting of Restricted Stock results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by you that are acceptable to the Company or such Subsidiary, which, with the consent of the Company (or the Committee if you are subject to Section 16(b) of the Exchange Act), may include withholding a number of Shares that would otherwise be delivered on vesting that have an aggregate Fair Market Value that does not exceed the amount of taxes to be withheld, you shall deliver to the Company or the Subsidiary such amount of money as the Company or the Subsidiary may require to meet its withholding obligations under such applicable law. No delivery of unrestricted Shares shall be made under this Agreement until you have paid or made arrangements approved by the Company or the Subsidiary to satisfy in full the applicable tax withholding requirements of the Company or Subsidiary.

NATIONAL OILWELL VARCO, INC.

By:

Name:

Title:

[NAME]

Signature